EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement of Southwest Bancorporation of Texas, Inc. on Form S-8 of our Report dated May 6, 2005, on our audit of the financial statements and required supplemental schedule of the Southwest Bank of Texas 401(k) Savings Plan as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, which report is included in this Annual Report of Form 11-K.

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
June 29, 2005